Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No.9 to Registration Statement on Form F-1 (No. 333-270591) of Chi Ko Holdings Limited and Subsidiaries (the “Company”) of our report dated September 21, 2023, relating to our audits of the consolidated financial statements of the Company as of and for the years ended March 31, 2023 and 2022, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

March 5, 2024

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us